EXHIBIT 10.7

CONSENT

This Consent is given by Dresdner Kleinwort Benson Private Equity Partners LP, a Delaware limited partnership (“Dresdner”), to and for the benefit of Gardenburger, Inc., an Oregon corporation (“Gardenburger”), as of March 31, 2003. Capitalized terms used and not otherwise defined herein have the meaning given them in the Revolving Credit and Term Loan Agreement dated as of January 10, 2002, as amended, between Gardenburger and CapitalSource Finance LLC, a Delaware limited liability company (“CapitalSource”).

WHEREAS, Gardenburger and CapitalSource desire to enter into a Third Amendment to Revolving Credit and Term Loan Agreement (the “Amendment”); and

WHEREAS, as a condition to the Amendment, Dresdner must consent in writing to the Amendment, as set forth in Section 2(d)(ii) of the Amendment;

NOW, THEREFORE, Dresdner hereby agrees as follows:

1. Dresdner has reviewed the Amendment in its entirety and finds its terms to be satisfactory in all material respects.

2.  Dresdner consents to the Amendment and represents and warrants that none of the provisions of the Amendment constitute a default or event of default under the Note Purchase Agreement or with respect to the Subordinated Debt.

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Consent on behalf of Dresdner as of the date first written above.

Dresdner KIeinwort Benson Private Equity Partners LP

By: Dresdner KIeinwort Capital LLC, its General Partner

By: Private Equity Employees LLC, its General Partner

By:	/s/Alexander P. Coleman
Alexander P. Coleman

Its:	Managing Investment Partner